Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-148032) pertaining to the 2016 Amended and Restated Incentive Compensation Plan,
2)	Registration Statement (Form S-8 No. 333-146505) pertaining to the 2002 Employee Stock Purchase Plan,
3)	Registration Statement (Form S-8 No. 333-146504) pertaining to the CACI $MART Plan,
4)	Registration Statement (Form S-8 No. 333-104118) pertaining to the 2002 Employee, Management, and Director Stock Purchase Plans, as amended,
5)	Registration Statement (Form S-8 No. 333-91676) pertaining to the CACI $MART Plan,
6)	Registration Statement (Form S-8 No. 333-157093) pertaining to the 2016 Amended and Restated Incentive Compensation Plan,
7)	Registration Statement (Form S-8 No. 333-164710) pertaining to the 2002 Employee Stock Purchase Plan, as amended,
8)	Registration Statement (Form S-8 No. 333-179392) pertaining to the 2016 Amended and Restated Incentive Compensation Plan, and
9)	Registration Statement (Form S-8 No. 333-193781) pertaining to the 2002 Employee Stock Purchase Plan, as amended;

of our reports dated August 21, 2019, with respect to the consolidated financial statements of CACI International Inc and the effectiveness of internal control over financial reporting of CACI International Inc included in this Annual Report (Form 10-K) of CACI International Inc for the year ended June 30, 2019.

/s/ Ernst & Young LLP

Tysons, Virginia

August 21, 2019